                                                                 EXHIBIT 10.19
                        SERVICES AND SUPPLY AGREEMENT

     Services and Supply Agreement (the "Agreement"), dated as of January 15, 1998 by and between Cutanix Corporation, a corporation organized and existing under the laws of the State of Delaware, with offices at 484 Oakmead Parkway, Sunnyvale, California 94086 ("Cutanix"), and Centaur Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, with offices at 484 Oakmead Parkway, Sunnyvale, California 94086 ("Centaur").


                                   WITNESSETH

     WHEREAS, Centaur and Cutanix are parties to a certain License of even date herewith Agreement (the "License Agreement");

     WHEREAS, Cutanix requires a supply of certain Nitrone Related Therapeutic (NRT/TM/) compounds (the "Compounds") in connection with its activities permitted under the License Agreement;

     WHEREAS, Cutanix wishes to purchase from Centaur and Centaur wishes to manufacture and supply Cutanix with the Compounds; and

     WHEREAS, Cutanix wishes to receive services from Centaur for the support of its business and Centaur is willing to provide such services on the terms and conditions set forth herein.

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

     1.  Services to be Provided.
         -----------------------

         (a) Subject to the terms and conditions hereof, Centaur will provide Cutanix with the following services to the extent requested by Cutanix (the "Services"):

               (i)  Management.  Management services necessary to enable
                    ----------
Cutanix to manage its overall operations, including, without limitation, manufacturing, sales and marketing, research and development, and accounting and financial activities;

               (ii)  Accounting.  Accounting services necessary to the
                     ----------
operation of the Company, including maintaining books of record, cash management and financial reporting;

--------------------------------------------------------------------------------
[*] - Confidential treatment is being sought with respect to this portion of this agreement. This portion has been omitted from this filing and has been filed separately with the Securities and Exchange Commission.

               (iii)  MIS Support.  MIS support, including, without limitation,
                      -----------
services for financial systems, inventory control and other administrative functions;

               (iv)   Facilities.  Use of designated office and laboratory
                      ----------
space;

               (v)    Purchasing and Receiving.  Purchasing and receiving of
                      ------------------------
items such as raw materials, equipment, components, and the like;

               (vi)  Human Resources.  Personnel and related services as
                     ---------------
necessary, including payroll activities and access to employee benefit plans and other corporate programs, to the extent the same can legally and contractually be made available to Cutanix and its employees;

               (vii) Scientific and Management Consultation.   Consultation
                     --------------------------------------
with Centaur's scientific and management personnel, as required;

               (viii) Patent and Regulatory Advice.  Consultation with Centaur
                      ----------------------------
personnel on patent and regulatory matters;

               (ix) Process Development.  Development or transfer to a third
                    -------------------
party of commercial scale manufacturing methods; and

               (x)  Other Services.  Such other services as may be requested
                    --------------
by Cutanix and agreed to by Centaur.


          (b)  Exceptions.  Notwithstanding anything to the contrary set forth
               ----------
in this Agreement, Centaur is not required to provide Services to Cutanix which exceed Centaur's capabilities and/or resources, as reasonably determined by Centaur. If Cutanix requires Services which exceed Centaur's capabilities and resources, Centaur will consider expanding and/or increasing its capabilities and resources at Cutanix' expense. Prior to undertaking any such expansion or increase, Centaur will present a good faith, reasonable, non-binding estimate of the expenses of such undertaking and will not take any action in that regard unless Cutanix delivers written confirmation of its approval of the cost estimate and its consent for Centaur to proceed with the work required. In addition, Centaur may withhold providing requested Services if Cutanix is delinquent in the payment of any invoice delivered under this Agreement.

     2.   Advances and Other Payments.  Subject to the limitations set forth in
          ---------------------------
Section 3 hereof and in Section 9 of the Stock Purchase Agreement between Cutanix and Centaur of even date herewith (the "Stock Purchase Agreement"), Centaur will, at Cutanix' request, advance monies to Cutanix and/or make payments on behalf of Cutanix to third parties, including, but not limited to, payments owed by Cutanix related to its formation ("Advances"). It is understood and agreed by the parties that (i) payments made by Centaur to third parties on behalf of Cutanix from June 1, 1997 through the date of this Agreement and (ii) all other Services provided by Centaur to Cutanix from

December 1, 1997 through the date of this Agreement, have not yet been invoiced by Centaur, but will be considered to be Services provided under this Agreement and, accordingly, will be subject to all of the terms hereof.

     3.  Payment to Centaur.  Costs for the Services provided hereunder by
         ------------------
Centaur will be paid by Cutanix to Centaur within forty-five (45) days after receipt by Cutanix of an invoice from Centaur. In the alternative, Cutanix may, within such forty five (45) day period, elect, by delivery of written notice to Centaur, to add all or a portion of the amount stated in an invoice to the Advances, provided that such election does not cause the then outstanding aggregate amount of Advances to exceed the maximum permitted Advances set forth in Section 9 of the Stock Purchase Agreement. All invoices (or parts thereof) which are properly added to the Advances will not be considered to be delinquent. Centaur's invoice will contain sufficient detail to enable Cutanix to clearly understand how the amount due was calculated and how to break the amounts down into Cutanix' cost codes. Costs for the Services shall be determined in accordance with United States generally accepted accounting principles, and will be divided into two components, those being actual costs and overhead. Costs will consist of the following:

         (a)  Actual Costs.  Actual costs will consist of [*]
              ------------

         (b)  Overhead.   Overhead will be determined by multiplying the costs
              --------
of direct labor as calculated pursuant to Section 4(a)(i), above, by [*]. The intent of the parties is that the payment of overhead will cover the portion of Centaur's administrative costs, facilities costs and other corporate overhead costs which reasonably support Cutanix.

     4.  Supply and Purchase of Compounds.
         --------------------------------

         (a)  Supply.  Centaur undertakes to manufacture and supply Cutanix'
              ------
requirements of the Compounds for use in connection with activities authorized by the License Agreement. Centaur shall be Cutanix' exclusive supplier of the Compounds during the period beginning as of the date hereof and ending upon the earlier of:

              (i) Centaur's delivery of notice to Cutanix that it wishes to terminate the exclusivity for any reason, or

              (ii) Cutanix' delivery of notice to Centaur that it wishes to terminate Centaur's exclusivity due to Centaur's inability or unwillingness to fulfill its supply obligations under this Agreement, such period being referred to herein as the "Exclusive Period".

For twelve (12) months following termination of the Exclusive Period, Centaur shall be obligated to supply Cutanix in the same manner as during the Exclusive Period, subject to Cutanix' delivery of forecasts and orders as provided below. Upon termination of the Exclusive Period, Centaur will provide (i) at no cost to Cutanix, all documents related to the manufacturing of Compounds that are reasonably required to enable another supplier to manufacture such Compounds,
(ii) an unrestricted royalty-free license to any intellectual property or know-how used by Centaur in manufacturing the Compounds (without the right to grant sublicenses, except to a third party supplier for the limited purpose of manufacturing Compounds for Cutanix), and (iii) subject to Cutanix' compliance with the cost reimbursement provisions of Section 3 hereof, technical and operating advice to facilitate the manufacturing of the Compounds by Cutanix or another supplier, subject in all cases to the agreement by any third party supplier not to use or disclose information provided by Centaur for any purpose, other than the manufacture of Compounds for Cutanix.

          (b)  Forecast.  Cutanix will, before each January 1, April 1, July 1
               --------
and October 1, present to Centaur a written forecast estimating the quantities of the Compounds to be delivered during each of the next fifteen (15) months. Cutanix will promptly notify Centaur of any significant change to its fifteen
(15) month requirements forecast.

          (c)  Acceptance of Forecast; Capacity Additions. Within thirty (30)
               ------------------------------------------
days of receipt of Cutanix' forecast, Centaur will notify Cutanix whether it accepts such forecast. Centaur shall accept such forecast unless (i) deliveries forecasted in any consecutive three (3) month period exceed deliveries in every consecutive three (3) month period in the forecast prior thereto which had most recently been accepted by Centaur and (ii) Centaur does not expect to have capacity available in its manufacturing facilities which can produce the forecasted requirements in a commercially reasonable manner. If Centaur does not accept Cutanix' forecast, Centaur will provide Cutanix with its assessment of its lowest cost alternatives to add sufficient capacity to meet Cutanix' forecasted delivery requirements and the amounts of production that would be required in order for Centaur to recover through depreciation charges the capital costs of such alternative investments under Section 4(f)(i)(e) hereof. Subject to Cutanix making a commitment to purchase the full amount of production referred to in the preceding sentence (a "Minimum Purchase Commitment"), Centaur shall promptly take whatever steps are reasonably necessary to add such capacity and shall accept Cutanix' forecast as presented, or as revised by mutual agreement. Any capacity added in reliance upon a Cutanix Minimum Purchase Commitment shall be made available preferentially, though not exclusively, to Cutanix. Any product manufactured utilizing such capacity, whether for Cutanix or otherwise, will be credited against Cutanix' Minimum Purchase Commitment with respect to such capacity. If Centaur fails to provide Cutanix within sixty (60) days of receipt of Cutanix' forecast with commercially reasonable alternatives for adding sufficient capacity to meet such forecast, Cutanix may terminate the Exclusive Period. The test for commercial reasonableness shall include consideration of the magnitude of the commitments required by either party in light of their respective financial resources. In the event that Centaur provides a commercially reasonable alternative for adding sufficient capacity to meet Cutanix' forecast but Cutanix fails to undertake the requisite Minimum Purchase Commitment, the new accepted forecast shall be deemed to be the one with the greatest equal monthly deliveries which does not violate the condition set forth in clause (i) of this Section 4(c), above. If Centaur adds capacity for Cutanix in reliance on a Minimum Purchase Commitment and Cutanix fails to meet such Minimum Purchase Commitment (other than through the failure of Centaur to supply the amounts set forth in the Minimum Purchase Commitment for any reason) and Centaur cannot find a commercially reasonable alternative use for such capacity after reasonable effort, Cutanix shall pay to Centaur the unrecovered portion of the capital cost of such capacity. In the event that Cutanix wishes for Centaur to add more cost effective capacity for manufacturing the Compounds at any time, Centaur shall make reasonable efforts to do so provided (i) Cutanix undertakes a Minimum Purchase Commitment appropriate for such capacity addition and (ii) any unfulfilled portion of the Minimum Purchase Commitment for previously added capacity is treated as set forth above in this Section 4(c).

     (d) Firm Orders.  Cutanix will place firm, non-cancellable orders for
         -----------
delivery, with lead time to be mutually agreed upon once a product is known and the logistics are defined, but not less than ninety (90) days prior to the required shipment date, and Centaur will be obliged to deliver all ordered Compounds by the delivery date stated in the order, except to the extent that such supply would exceed the latest accepted forecast given by more than twenty percent (20%) for the month in question. No order may be less that one production batch, which will be defined and mutually agreed upon by the parties once specific products and production processes are known. In addition, a reasonable minimum annual purchase requirement shall be agreed upon by the parties acting in good faith, with such minimum annual purchase requirement to commence with the third full year after Cutanix' initial product is first commercially marketed.

     (e)  Delivery Terms.  The terms and conditions of sale attached hereto as
          --------------
Exhibit A shall be applicable to all sales of the Compounds hereunder. If there is any inconsistency between the terms and conditions of sale and this Agreement, this Agreement shall prevail.

     (f)  Pricing.
          -------

          (i) Cutanix will purchase the Compounds from Centaur at the Standard Manufacturing Price ("SMP"). The SMP shall equal [*] of Standard Costs, which include costs of production, quality control, quality assurance, handling, shipping and warehousing. Standard Costs shall equal the sum of (a) through (e) below:

               (a) Active and inactive raw materials and compounds at the purchase price;

               (b)  Finishing and packaging supplies at the purchase price;

               (c) Full direct labor cost including benefits costs paid by Centaur;

               (d) Variable overheads (variable overheads include, but are not limited to, the expenses generated within a production, warehousing or shipping department such as wages and benefits of indirect labor, indirect operating supplies, etc.); and

               (e) Fixed overheads (fixed overheads include those expenses necessary to run a particular manufacturing site (e.g. plant administration, taxes, insurance, depreciation, repairs and maintenance) and are allocated to product based on its total direct labor hours, machine hours, cycle time and/or volume of end product);

provided, however, that in calculating Standard Costs, the sum of items (d) and
(e) above shall not exceed [*] of the sum of items (a), (b) and (c) above.

         (ii) If Centaur sources the Compounds from a third party, the price charged to Cutanix for such Compounds will be as if the Compounds were manufactured by Centaur, i.e., the SMP using Centaur's average Standard Costs for the last three deliveries of the Compounds of Centaur origin to Cutanix.

         (iii) If Centaur sources the Compounds from a third party without having manufactured the Compounds in quantities sufficient to fill three delivery orders of normal volume during the twelve (12) months preceding the date of relevant delivery to Cutanix hereunder, the price charged to Cutanix for such Compounds will be the actual price charged to Centaur by the third party supplier for the Compounds in question plus [*], always provided that the price so charged by the third party supplier does not exceed the price otherwise charged to Centaur by the same supplier for other similar supplies as per Centaur's written evidence should Cutanix so request.

     (g) Manufacturing Methods.  During the Exclusive Period, Centaur will
         ---------------------
utilize the lowest cost manufacturing methods reasonably available in its facilities to produce the Compounds in the quantities ordered. If lower cost production can reasonably be achieved using available capacity other than capacity built for Cutanix, Centaur will utilize such capacity to lower the price charged to Cutanix, and such production shall continue to be credited against any outstanding Minimum Purchase Commitments.

     (h) Notification of Events Concerning Supply.  Centaur will promptly
         ----------------------------------------
notify Cutanix of any circumstances that may be of importance as to Centaur's ability to supply Cutanix with the Compounds.

     (i) Guaranty of Quality.  Centaur covenants and warrants that the quality
         -------------------
of the Compounds to be supplied by Centaur hereunder shall meet mutually agreed specifications ("Specifications") and will be manufactured in accordance with U.S. Food and Drug Administration regulations as outlined in applicable sections of CFR 21.

         (j)  Cutanix Inspection.  Within sixty (60) days following receipt of
              ------------------
each shipment and before the Compounds are put into further production, whichever is first to occur, Cutanix shall carry out customary tests and inspections as separately agreed between the parties. Should any quantity of the Compounds be found not to conform with the Specifications, Centaur shall, at its sole cost, replace the defective quantity in accordance with Section 4 of the terms and conditions attached hereto as Schedule A, provided that Cutanix has notified Centaur of such non-conformity within ninety (90) days following receipt of the defective quantity of Compounds.

     5.  Cutanix Covenant.  Cutanix covenants and agrees that the services and
         ----------------
Compounds provided hereunder will not be used, nor will Cutanix act, to the detriment or disadvantage of Centaur.

     6.  Term and Termination.
         --------------------

         (a)  Term.  The term of this Agreement (the "Term") shall commence as
              ----
of the date hereof. Unless sooner terminated pursuant to this Agreement, the Term shall expire at such time as the License Agreement expires.

         (b)  Default.  Failure by either party to comply with any of its
              -------
material obligations contained in this Agreement following notice and opportunity to cure, as hereinafter provided (a "Default") shall entitle the other party to terminate this Agreement. The non-defaulting party shall give the other party notice specifying the nature of the breach of this Agreement and requiring it to cure. If such breach is not cured within ninety (90) days after the receipt of such notice (or one hundred twenty (120) days in event such breach cannot be reasonably expected to be cured within ninety (90) days, and the defaulting party gives notice to the other party of its inability to cure such breach within a 90-day period and the defaulting party thereafter uses reasonable efforts to cure such breach as soon as practicable, but in no event longer than one hundred twenty (120) days, the notifying party shall be entitled, without prejudice to any of its other rights under this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement by giving notice to that effect to the defaulting party. The right of either party to terminate this Agreement, as hereinabove provided, shall not be affected in any way by its waiver or failure to take action with respect to any previous Default.

         (c)  Insolvency or Bankruptcy.  Either party may, in addition to any
              ------------------------
other remedies available to it by law or in equity, terminate this Agreement by written notice to the other party in the event (i) the other party shall have become insolvent or bankrupt, or shall have made an assignment for the benefit of its creditors, or (ii) there shall have been appointed a trustee or receiver of the other party or for all or a substantial part of its property, or (iii) any case or proceeding shall have been commenced or some other action taken by or against the other party in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts or any other relief under any bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect or there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other party, and any such event or action (except where a party voluntarily takes such actions (e.g., where a party makes a bankruptcy filing)) shall have continued for ninety (90) days undismissed, unbounded and undischarged (alternatively a "Bankruptcy"); provided, however, that no such right to terminate shall pertain solely by virtue of a voluntary reorganization for the purpose of solvent amalgamation or reconstruction.

         (d)  Effect of Termination of Agreement. Upon termination of this
              ----------------------------------
Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination.

     7.  Audits.  Centaur shall keep accurate records in sufficient detail to
         ------
enable the amounts due to Centaur hereunder to be determined. Upon Cutanix' request, Centaur shall permit an independent, certified public accountant selected by Cutanix, except one to whom Centaur has reasonable objection, to have access during ordinary business hours to Centaur's records necessary to determine the correctness of and obtain information as to the amount payable to Centaur for any such period. Such examination shall be at Cutanix' expense and shall not take place more than once each year. These rights with respect to any year shall terminate three (3) years after the end of any such year.
Information supplied to Cutanix by such independent, certified public accountants shall not include any proprietary information not required to be disclosed under other sections of this Agreement. In the event that any such audit reveals that Cutanix has been overcharged by the greater of (i) $5,000 or
(ii) five percent (5%) of the total charges in issue which are the subject of the audit, Centaur shall reimburse Cutanix for the cost of the audit. Centaur shall promptly reimburse the full amount of any overpayment to Cutanix.

     8.   Miscellaneous.
          -------------

     8.1  No Partnership.  Nothing in this Agreement is intended or shall be
          --------------
deemed to constitute a partnership, agency, employer, employee or joint venture relationship between the parties. Neither party shall incur any debts or make any commitments for the other.


     8.2  Assignments. Except as otherwise provided herein, neither this
          -----------
Agreement nor any interest hereunder shall be assignable by either party by operation of law or otherwise without the prior written consent of the other; provided, however, that either party may assign this Agreement to any wholly-owned subsidiary or to any successor by merger or sale of substantially all of its assets to which this Agreement relates in a manner such that the assignor shall remain liable and responsible for the performance and observance of all its duties and obligations hereunder, or if the assignor disappears because of such transaction, the assignee must agree to abide by the terms and conditions of this Agreement.

     8.3  Force Majeure.  Neither party shall be liable to the other for loss or
          -------------
damages or shall have any right to terminate this Agreement for any default or delay (including, without limitation, an inability to supply Compounds) attributable to any act of God, earthquake, flood, fire, explosion, strike, lockout, labor dispute, casualty or accident, war, revolution, civil commotion, act of public enemies, blockage or embargo, injunction, law, order, proclamation, regulation, ordinance, demand or requirement of any government or subdivision, authority (including, without limitation, drug regulatory authorities) or representative of any such government, or any other cause beyond the reasonable control of such party, if the party affected shall give prompt notice of any such cause to the other party. The party given such notice shall thereupon be excused from such of its obligations hereunder as it is so disabled and for thirty (30) days thereafter. Notwithstanding the foregoing, the inability of a party to perform due to its failure to comply with any applicable law, rule, regulation, ordinance, license or permit or order of a court or other tribunal in effect on the date hereof shall not be deemed to be a force majeure event.


     8.4  Public Announcements. Copies of press releases or similar written
          --------------------
communications containing a party's name shall be provided to that party prior to release. Cutanix may not use Centaur's name or disclose any information regarding Centaur or its technology or know-how without Centaur's prior written approval, except as described in the License Agreement.


     8.5  Entire Agreement of the Parties; Amendment.  This Agreement, the Stock
          ------------------------------------------
Purchase Agreement, and the License Agreement constitute and contain the entire understanding and agreement of the parties, and cancel and supersede all prior agreements, whether oral or written, between the parties respecting the subject matter hereof. No waiver, modification or amendment of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each of the parties.

     8.6  Severability.  In the event any one or more of the provisions of this
          ------------
Agreement should for any reason be held by any court or authority having jurisdiction over this Agreement or either of the parties to be invalid, illegal or unenforceable, such provision or provisions shall be validly reformed by addition or deletion of wording as appropriate to avoid such result and as nearly as possible approximate the intent of the parties and, if unreformable, shall be divisible and deleted in such jurisdiction to the extent necessary to comply with such holding, and in all other jurisdictions, this Agreement shall not be affected; provided, however, that no such reformation shall be made if the effect of such reformation would be such as to fundamentally alter the terms of this Agreement beyond the intent of the parties.

     8.7  Captions.  The captions to this Agreement are for convenience only,
          --------
and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.

     8.8  Notice and Delivery.  Any notice, requests, delivery, approval or
          -------------------
consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, delivered by recognized courier, or sent by certified mail, return receipt requested to the party (which notice shall be considered effective three
(3) days after it is sent) to whom it is directed, or by facsimile transmission for which evidence of transmission is provided, at its address shown below or such other address as such party shall have last given by notice to the other party.


                       If to Centaur, addressed to:
                       President and Chief Executive Officer
                       Centaur Pharmaceuticals, Inc.
                       484 Oakmead Parkway
                       Sunnyvale CA 94086, USA
                       Fax:  408-481-1601

                       If to Cutanix, addressed to:
                       President and Chief Executive Officer
                       Cutanix Corporation
                       484 Oakmead Parkway
                       Sunnyvale CA 94086, USA
                       Fax:  408-567-0478


     8.9  Limitation of Liability.  Neither party shall be liable to the other
          -----------------------
for indirect, incidental or consequential damages arising out of any of the terms or conditions of this Agreement or with respect to its performance or lack thereof.

     8.10  Remedies Cumulative.  The remedies provided hereunder are cumulative
           -------------------
and not exclusive.

     8.11  Governing Law.  This Supply Agreement shall be governed by and
           -------------
construed in accordance with the laws of the State of California without regard to the conflict of laws provisions thereof.

     IN WITNESS WHEREOF, the parties have caused this Supply Agreement to be executed by their respective duly authorized officers as of the day and year set forth below, each copy of which shall for all purposes be deemed to be an original.


CENTAUR PHARMACEUTICALS, INC.            CUTANIX CORPORATION


By:   /s/ Brian D. Frenzel               By:  /s/ Charles R. Engles
   -----------------------                  ------------------------
   Brian D. Frenzel                         Charles R. Engles
   President and                            President and
   Chief Executive Officer                  Chief Executive Officer

                                   SCHEDULE A
                          TERMS AND CONDITIONS OF SALE


     1.  Payment Terms.  All payments shall be made in U.S. dollars.  Payment in
         -------------
full is due forty-five (45) days after the date of the invoice. Interest at the rate of one and one-half percent (1-1/2%) per month will be charged on all overdue accounts unless a lower rate is required by law. In case of default of any payment by Cutanix, Cutanix shall be responsible for all costs of collection including without limitation attorney's fees and other litigation or settlement costs.

     2.  Shipment. All Compounds are sold and all prices are F.O.B.
         --------
manufacturing plant. Cutanix may, at its option, (a) physically pick up Compounds at Centaur's factory loading dock upon reasonable notice to Centaur,
(b) arrange for pick up via common carrier at Centaur's factory loading dock upon reasonable notice or (c) request that Centaur act as Cutanix' agent to arrange delivery of Compounds.

         If Centaur agrees to act as Cutanix' agent to arrange delivery of Compounds, (a) Cutanix will provide full address to which Compounds are to be delivered, (b) all expenses of shipment are for the Cutanix' account, (c) all shipments will be insured at Cutanix' expense and made at Cutanix' risk and (d) Cutanix will indemnify, defend and hold harmless Centaur from and against all claims, losses, liabilities and expenses (including attorneys' fees and other litigation or settlement costs) arising out of any acts of Centaur while so acting as Cutanix' agent, except to the extent such claims, losses, liabilities and expenses are caused by the gross negligence of Centaur.

     3.  Limited Warranty.  Centaur warrants that Compounds delivered under this
         ----------------
Agreement will be free from any defects for a period of one year after delivery provided that Cutanix notifies Centaur of any defect within ninety (90) days after delivery of the goods in question, or if the defect is one which cannot reasonably be discovered upon delivery, within thirty (30) days after said defect should reasonably have been discovered but in no event later than one year after delivery. Cutanix' failure to timely give the required notice shall render the warranty ineffective. This warranty does not extend to any Compounds which have been subject to misuse, accident or improper handling or storage. THIS WARRANTY IS IN LIEU OF AND EXCLUDES ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Centaur shall have no liability for special, indirect, liquidated or consequential damages (including but not limited to damages for lost profits, or injury to persons or property). Centaur's liability under this warranty shall be limited to replacing the Compounds that are proved to be other than as herein warranted.

     4.  Returned Material.  Compounds may be returned only if defective.
         -----------------
Cutanix must contact Centaur prior to return and must request a return authorization number. Centaur will pay transportation charges for return of defective Compounds and delivery of any requested replacement Compounds.
Centaur will use its commercially reasonable efforts to ship replacement Compounds promptly in accordance with the customary lead time for ordering of Compounds. In lieu of shipping requested replacement compounds, Cutanix may request that Centaur issue a credit memo to Cutanix for the invoiced cost of the returned goods plus shipping costs.

     5.  Claims, Indemnification.  The liability of Centaur with respect to a
         -----------------------
claim of any kind, whether as to quality or amount of Compounds delivered or for non-delivery of Compounds, shall not exceed the invoice price of the quantities of Compounds as to which the claim is made. Cutanix shall be responsible for inspecting and testing all Compounds delivered to it hereunder within sixty (60) days of receipt and before use by Cutanix. Cutanix assumes all responsibility and liability for injury or damages resulting from its handling, possession, use or sale of Compounds supplied hereunder including, but not limited to any injury or damage resulting from the use of Compounds in Cutanix' manufacturing operations or in combination with other substances or products, and agrees to defend and indemnify Centaur from and against all claims, losses, liabilities and expenses (including attorneys' fees and other litigation or settlement costs) arising out of such handling, possession, use or sale, except to the extent such claims, losses, liabilities and expenses are caused by the gross negligence of Centaur.